EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Principal Executive and Financial Officer of Flexible Solutions International, Inc. (the “Company”), hereby certifies that, to the best of my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 12, 2009	/s/ Daniel B. O’Brien

Daniel B. O’Brien
Principal Executive and Financial Officer